Exhibit 99.1

                                                   For more information contact:

                                                   Louis Silverman
                                                   President and CEO
FOR IMMEDIATE RELEASE                              Quality Systems, Inc.
                                                   (949) 255-2600
                                                   www.qsii.com

                                                   Sean Collins
                                                   Partner
                                                   CCG Investor Relations
                                                   (310) 231-8600
                                                   www.ccgir.com

                  QUALITY SYSTEMS REPORTS FIRST QUARTER RESULTS

IRVINE,  Calif.--(BUSINESS WIRE)--August 3, 2005--Quality Systems, Inc. (NASDAQ:
QSII - news) today announced the results of operations for its fiscal 2006 first quarter ended June 30, 2005. The Company posted net revenues of $27.4 million in the first quarter, an increase of 36% from the $20.1 million generated during the same quarter last year. The Company reported net income of $5.1 million an increase of 50% over net income of $3.4 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.38 in the quarter, an increase of 46% over the fully diluted $0.26 per share earnings recorded in the same quarter last year.

The revenue and net income results achieved in the quarter were records for the Company. Results in the first quarter were driven by record revenue and profit in the Company's NextGen Healthcare Information Systems division. For the quarter, the Company's NextGen Healthcare Information Systems division posted record revenue of $23.6 million, up 46% over the same quarter prior year and record operating income of $8.7 million, up 68% over the same quarter of the prior year.

Quality Systems, Inc. will hold a conference call to discuss first quarter financial results August 3, 2005 at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Wednesday, August 3, 2005 at approximately 7:30 p.m. EST, through Tuesday, August 9, 2005 at midnight EST. To access the replay dial (800) 642-1687 and enter conference ID number 8365651.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

About Quality Systems

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies;
availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                          [financial highlights follow]

                                      # # #

                              QUALITY SYSTEMS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                           ---------------------
                                                            JUNE 30,    JUNE 30,
                                                              2005        2004
                                                           ---------   ---------
Revenues:
  Software, hardware and supplies ......................   $  12,973   $   8,819
  Implementation and training services .................       2,490       2,265
                                                           ---------   ---------
System sales ...........................................      15,463      11,084

  Maintenance and other services .......................       8,863       6,759
  Electronic data interchange services .................       3,102       2,287
                                                           ---------   ---------
Maintenance, EDI and other services ....................      11,965       9,046
                                                           ---------   ---------
   Total revenue .......................................      27,428      20,130
                                                           ---------   ---------
Cost of revenue:
  Software, hardware and supplies ......................       2,456       2,352
  Implementation and training services .................       1,824       1,392
                                                           ---------   ---------
Total cost of system sales .............................       4,280       3,744

  Maintenance and other services .......................       3,409       2,947
  Electronic data interchange services .................       2,062       1,410
                                                           ---------   ---------
Total cost of maintenance and other services ...........       5,471       4,357
                                                           ---------   ---------
   Total cost of revenue ...............................       9,751       8,101
                                                           ---------   ---------

   Gross profit ........................................      17,677      12,029
                                                           ---------   ---------
Operating expenses:
   Selling, general and administrative .................       8,032       4,953
   Research and development costs ......................       1,741       1,612
                                                           ---------   ---------
     Total operating expenses ..........................       9,773       6,565
                                                           ---------   ---------

   Income from operations ..............................       7,904       5,464

Interest income ........................................         341         120
                                                           ---------   ---------

Income before provision for income taxes ...............       8,245       5,584
Provision for income taxes .............................       3,170       2,202
                                                           ---------   ---------

   Net income ..........................................   $   5,075   $   3,382
                                                           =========   =========

Net income per share:
Basic ..................................................   $    0.39   $    0.27
Diluted ................................................   $    0.38   $    0.26

Weighted average shares outstanding, basic .............      13,112      12,666
Weighted average shares outstanding, diluted ...........      13,475      13,154

                              QUALITY SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       JUNE 30,      MARCH 31,
                                                                                         2005          2005
                                                                                      ----------    ----------
                                                                                      (UNAUDITED)
ASSETS

Current assets:
      Cash and cash equivalents ...................................................   $   57,509    $   51,157
      Accounts receivable, net ....................................................       37,315        33,362
      Inventories, net ............................................................          744           960
      Income tax receivable .......................................................           --            15
      Net current deferred tax assets .............................................        1,796         1,796
      Other current assets ........................................................        2,412         1,677
                                                                                      ----------    ----------
                Total current assets ..............................................       99,776        88,967

Equipment and improvements, net ...................................................        2,949         2,697
Capitalized software costs, net ...................................................        4,629         4,334
Goodwill, net .....................................................................        1,840         1,840
Other assets ......................................................................        1,622         1,604
                                                                                      ----------    ----------
                Total assets ......................................................   $  110,816    $   99,442
                                                                                      ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Accounts payable ............................................................   $    2,729    $    2,284
      Deferred revenue ............................................................       26,554        24,115
      Accrued compensation and benefits ...........................................        3,223         3,436
      Income taxes payable ........................................................        2,614            --
      Other current liabilities ...................................................        4,779         4,021
                                                                                      ----------    ----------
                Total current liabilities .........................................       39,899        33,856

Deferred revenue, net of current ..................................................        1,190         1,362
Net deferred income tax liabilities ...............................................          291           291
Deferred compensation .............................................................        1,369         1,202
                                                                                      ----------    ----------
                Total liabilities .................................................       42,749        36,711
                                                                                      ----------    ----------

Commitments and contingencies .....................................................           --            --

Shareholders' equity:
      Common stock, $0.01 par value; authorized 40,000 shares; issued and outstanding 13,115 and 13,111 shares at June 30, 2005 and March 31,
          2005, respectively ......................................................          131           131
      Additional paid-in capital ..................................................       44,667        44,499
      Retained earnings ...........................................................       24,274        19,213
      Deferred compensation .......................................................       (1,005)       (1,112)
                                                                                      ----------    ----------
                Total shareholders' equity ........................................       68,067        62,731
                                                                                      ----------    ----------
                Total liabilities and shareholders' equity ........................   $  110,816    $   99,442
                                                                                      ==========    ==========